Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) for consulting services is made as December 2, 2024 (the “Effective Date”) between INTERNATIONAL TOWER HILL MINES LTD., a British Columbia company (the “Company”), and PHENOM VENTURES LLC, a Delaware limited liability company (the “Consultant”) (each a “Party” and, collectively, the “Parties”).

WHEREAS the Company desires to engage the Consultant to perform the services set forth on Schedule A (the “Services”), and the Consultant desires to perform the Services for and on behalf of the Company, pursuant to and in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and promised contained herein, the Parties agree as follows:

1.	Services

(a)	The Company hereby engages the Consultant, and the Consultant hereby agrees, to perform the Services for and on behalf of the Company pursuant to and in accordance with the terms and conditions set forth in the Agreement. The Consultant shall have control over the manner, means and timing of performing the Services, provided that the Consultant shall (i) dedicate a significant time throughout the term of the Agreement to perform the Services in accordance with the provisions hereof and (ii) exercise the same degree of diligence, care and skill as ordinarily exercised by members of the same profession, occupation or field providing similar products, services or deliverables.

(b)	Except with the prior written consent of the Company, the Consultant shall provide the Services through Eric Muschinski (the “Principal”). Any breach of the terms of this Agreement by the Principal, including without limitation the disclosure obligations set forth in Section 1(c) and the obligations of confidentiality set forth in Section 4, shall be deemed and considered for all purposes to be a breach of this Agreement by the Consultant.

(c)	The Consultant hereby agrees to disclose in every communication made in performance of the Services (i) the nature, scope, and amount of compensation received by the Consultant, (ii) any personal ownership of securities of the Company and (iii) any other basis for an actual or perception of a conflict of interest.

2.	Compensation and Expenses

(a)	In consideration for the provision of the Services, the Company hereby agrees to grant to the Consultant an option (the “Option”) to acquire up to 2,500,000 common shares of the Company on and subject to the terms and conditions of an option agreement in the form attached hereto as Exhibit 1. Except for the Option, the Consultant shall not be entitled to receive any fees, benefits or other compensation in consideration for providing the Services.

(b)	Unless the Parties otherwise agree in writing, the Consultant is responsible for any costs or out-of-pocket expenses it or the Principal incurs in providing the Services and shall be solely responsible for furnishing or supplying any tools, equipment and materials necessary in order for the Consultant to perform the Services in accordance with this Agreement.

3.	Independent Contractor

(a)	Each of the Parties acknowledges that it is the express intention of the Company and the Consultant that the Consultant is and shall perform the Services as an independent contractor of the Company. Nothing in this Agreement shall in any way be construed to constitute the Consultant or the Principal as an agent, employee or representative of the Company and neither the Consultant nor the Principal is or may represent itself or himself, as the case may be, as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, neither the Consultant nor the Principal is authorized to bind the Company to any liability or obligation or to represent to any third party that the Consultant or Principal has any such authority.

(b)	The Consultant acknowledges and agrees that (i) the Consultant is obligated to report as income all fees and compensation received by Consultant pursuant to this Agreement and (ii) the Consultant is responsible for, and agrees to indemnify, defend, and hold harmless Company with respect to, the payment of self-employment taxes, income taxes, federal and state withholding taxes, and other taxes and assessments arising out of the performance of the Services by the Consultant.

4.	Confidential Information

(a)	Subject to Section 4(b), the Consultant may, intentionally or unintentionally, come into possession of non-public information, whether in written or oral form, relating to the Company and its subsidiaries (“Confidential Information”), including information with respect to business opportunities, exploration and development activities, mineral reserves and resources, financing activities, joint venture opportunities, studies, reports, designs and mining and mineral processing techniques; provided, however, that Confidential Information shall not include information which the Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to the Consultant, (ii) becomes publicly known or made generally available after disclosure to the Consultant through no wrongful action or inaction of Consultant or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant's then-contemporaneous written records. The Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. At the request of the Company, the Consultant will return to the Company or destroy any Confidential Information delivered or provided to the Consultant during the term of this Agreement.

(b)	During and after the term of this Agreement, (i) the Consultant will hold the Confidential Information in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, (ii) will not use the Confidential Information for any purpose whatsoever other than as background information on the Company and (iii) will not disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however that, prior to such disclosure, the Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law.

(c)	The Consultant acknowledges and agrees that it is prohibited from trading in securities of the Company while in possession of material non-public information with respect to the Company.

5.	Indemnification

(a)	The Company agrees to indemnify and hold harmless the Consultant and the Principal from and against all losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of the Company or (ii) any claim or action by a third party against the Consultant or the Principal in connection with their performance of Services for the Company, except for any acts or omissions that involve gross negligence, recklessness or willful misconduct/default.

(b)	The Consultant agrees to indemnify and hold harmless the Company and its affiliates, and its and their directors, officers and employees, from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of the Consultant or the Principal, (ii) any breach by the Consultant or the Principal of any of the covenants contained in this Agreement or (iii) any failure of the Consultant or the Principal to perform the Services in accordance with all applicable laws, rules and regulations, including but not limited to U.S. and Canadian securities laws.

6.	Term

(a)	Unless earlier terminated in accordance with Section 6(b), the term of this Agreement will commence on the Effective Date and end on the earlier of (i) December 2, 2026 (ii) the death or incapacity of the Principal.

(b)	The Company may at any time terminate this Agreement if the Consultant is in material breach of this Agreement and fails to cure such breach to the satisfaction of the Company, acting reasonably, within thirty days after the Company provides written notice of such breach to the Company.

7.	Assignment

Neither Party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other Party.

8.	Governing Law

The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Alaska without regard to its conflicts or choice of law provisions. Each Party submits to the exercise of personal jurisdiction over said Party by the state and federal courts located within the State of Alaska, for all purposes relating to the interpretation or enforcement of this Agreement, and venue for any disputes or claims relating to the interpretation or enforcement of this Agreement shall lie exclusively in the state courts located in Fairbanks North Star Borough, Alaska or the state appellate and federal courts located in Fairbanks, Alaska or Anchorage, Alaska.

9.	Compliance with Laws

The Consultant hereby agrees to comply with all applicable laws, rules and regulations, including but not limited to U.S. and Canadian securities laws, in performance of the Services in the U.S., Canada, and any other jurisdiction that the Consultant may perform the Services.

10.	Severability

In the event that any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the Parties shall negotiate an equitable adjustment to effect the purposes of this Agreement, and the validity and enforceability of the remaining provisions shall not be affected thereby.

11.	No Conflict

Each of the Parties represents and warrants that it is not a party to any agreement or under any obligation that conflicts with the terms of this Agreement or prevents it from performing its obligations under this Agreement.

12.	Entire Agreement

Each of the Parties acknowledges and agrees that this Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous communications, representations, or agreements, either verbal or written, between the Parties hereto with respect to the subject matter hereof.

13.	Amendment and Waiver

No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by each of the Parties. Waiver by a Party of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

14.	Signatures

This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document. This Agreement may be signed electronically or manually and signatures may be exchanged in person or by mail, couriers, facsimile or electronic mail.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

INTERNATIONAL TOWER HILL	PHENOM VENTURES LLC
MINES LTD.

/s/ Karl Hanneman	/s/ Eric Muschinski
Karl Hanneman	Eric Muschinski
CEO	Managing Member

SCHEDULE A
Services

Consultant shall use its best efforts to communicate the attributes of the Livengood Gold Project and the ITH story to the investor market, including but not limited to its scale, Tier 1 jurisdiction, location and infrastructure, shareholder base, valuation, and potential leverage to the price of gold.

Consultant is expected to communicate the ITH story to the investor market via Gold Investment Letter coverage, videos, in person meetings, and other relevant discussions to generate awareness of the ITH story.

EXHIBIT 1
OPTION AGREEMENT